McGladrey & Pullen
Certified Public Accountants


                                                                    Exhibit 23.1


Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the QCR Holdings, Inc. 2005 Stock Incentive Plan of our report dated January 24, 2005 relating to the December 31, 2004 financial statements of QCR Holdings, Inc.


/s / McGladrey & Pullen, LLP
----------------------------

Davenport, Iowa
August 11, 2005













McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.

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